SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2019

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).\

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 9, 2019, Community First Bancshares, Inc. (the “Company”), its wholly-owned subsidiary, Newton Federal Bank (the “Bank”), and Johnny Smith, President and Chief Executive Officer of the Company and the Bank, entered into Amendment 1 (“Amendment 1”) to the Employment Agreement, dated as of September 1, 2018, by and between the Company, the Bank and Mr. Smith.

In order to facilitate the Company’s and the Bank’s proposed acquisition of ABB Financial Group, Inc. and Affinity Bank (the “Merger”) and to address management succession of the Company and the Bank, pursuant to Amendment 1, Mr. Smith will resign as Chief Executive Officer of the Company and the Bank on the effective date of the Merger, but will remain as President of the Company and the Bank for a period of 60 days following the effective date of the Merger.  It is anticipated that Edward J. Cooney, President and Chief Executive Officer of ABB Financial Group, Inc. and Affinity Bank, will become the Chief Executive Officer and a Director of the Company and the Bank on the effective date of the Merger.  Pursuant to Amendment 1, upon the expiration of the 60-day period following the effective date of the Merger, Mr. Smith will also resign as President and Director of the Company and the Bank.  It is anticipated that Gregory J. Proffitt, the Bank’s current Executive Vice President and Chief Operations Officer, will be appointed as President of the Company and the Bank at that time.

Amendment 1 provides that, on the effective date of the Merger, Mr. Smith will be entitled to receive a lump sum payment equal to $550,000.  Subject to the execution of a Release and Separation Agreement, Mr. Smith will also be entitled to receive a lump sum payment equal to $834,000 less the sum of (i) $550,000 and (ii) the product of $23,166.67 and the number of months from September 1, 2019 to the effective date of the Merger, pro rated to reflect an effective date after the first day of any month.  Mr. Smith will also be entitled to any unpaid salary plus accrued and unpaid benefits through the date of his resignation as President, any vested benefits as of his resignation date, and continued health insurance coverage for the greater of 12 months following his resignation date or the period during which he and his dependents are entitled to COBRA health continuation coverage from the Company and the Bank.  Mr. Smith will forfeit all unvested shares of restricted stock and all unvested or unexercisable stock options on the effective date of the Merger.

Amendment 1 will take effect only upon the closing and effectiveness of the proposed Merger, and will be null and void with no force or effect in the event that the Merger is not consummated.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment 1, dated as of October 9, 2019, to the Employment Agreement, dated as of September 1, 2018, by and between Community First Bancshares, Inc., Newton Federal Bank and Johnny S. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: October 15, 2019	By:	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer